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                                                                    EXHIBIT 3.39

                          CERTIFICATE OF INCORPORATION
                                       OF
                   EXTENDICARE HEALTH FACILITY HOLDINGS, INC.



         1.     The name of the corporation is

                   EXTENDICARE HEALTH FACILITY HOLDINGS, INC.

         2. The address of its registered office in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is the United States Corporation Company.

         3. The nature of the business or purpose to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5.     The name and mailing address of the incorporator is as follows:

                NAME                               MAILING ADDRESS
                ----                               ---------------

                Dennis Howarth                     33 North LaSalle Street
                                                   Chicago, Illinois 60602

         6.     The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. The number of directors shall be as such as from time to time may be fixed by, or in the manner provided in, the by-laws. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.



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         9.     The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.












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